UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2014

UPLAND SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On December 10, 2014, Upland Software, Inc. (the “Company”) completed its acquisition of Mobile Commons, Inc. (“Mobile Commons”) a cloud-based mobile messaging software provider, pursuant to an Agreement and Plan of Merger by and among the Company, Mobile Commons and certain other parties thereto, dated December 8, 2014 (the “Merger Agreement”). In connection with the acquisition, the Company issued or will issue an aggregate of 386,253 shares of its common stock to the Mobile Commons shareholders (of which 44,192 shares will be held in escrow for eighteen (18) months and subject to indemnification claims by the Company), all of which are unregistered shares. The foregoing excludes any potential future earn-out payments tied to performance-based goals, including up to $500,000 worth of unregistered shares of Company common stock, pursuant to the terms of the Merger Agreement. The shares of Company common stock issued as acquisition consideration were issued, or will be issued, pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: December 12, 2014